Execution Copy

Exhibit 1.1

Universal Health Realty Income Trust

Common Shares of Beneficial Interest
($0.01 par value)

ATM EQUITY OFFERING SALES AGREEMENT

June 8, 2020

BofA Securities, Inc. One Bryant Park New York, New York 10036	Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019
Fifth Third Securities, Inc. 424 Church Street, Suite 600 Nashville, Tennessee 37219	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NY, 11th Floor Atlanta, Georgia 30326
Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10152

As Agents

Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036	Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019

As Forward Purchasers

Ladies and Gentlemen:

Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), proposes, subject to the terms and conditions stated herein, to (i) issue and sell from time to time through or to BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as sales agents and/or principals (each an “Agent,” and collectively, the “Agents”), shares (the “Primary Shares”) of the Trust’s common shares of beneficial interest, $0.01 par value (the “Common Shares”), and (ii) instruct from time to time any Agent, as forward seller for the respective Forward Purchaser (as defined below) (in such capacity, each a “Forward Seller,” and collectively, the “Forward Sellers”), to offer and sell borrowed shares (the “Forward Hedge Shares,” and together with the Primary Shares, the “Shares”), having an aggregate gross sales price not to exceed $100,000,000, on the terms set forth in this ATM Equity Offering Sales Agreement (the “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares are offered and sold through any Forward Seller, then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Trust or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis, except that Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are not acting as forward sellers. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, if applicable, such Agent acting as a Forward Purchaser.

The Trust agrees that whenever it determines to sell Primary Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3(k) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Trust may also enter into one or more forward share purchase transactions (each, a “Forward”) with any of Bank of America, N.A. and Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc., as agent (each a “Forward Purchaser,” and collectively, the “Forward Purchasers”) as set forth in separate forward sale confirmations, each substantially in the form of Annex II hereto (each, a “Confirmation,” and collectively, the “Confirmations”). Any Common Shares to be delivered by the Trust to any Forward Purchaser in settlement of all or any portion of the Trust’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares”). In connection therewith, the Trust and each Agent understand that such Agent or an affiliate thereof will attempt to borrow and then offer and sell, as forward seller on behalf of the applicable Forward Purchaser, the applicable Forward Hedge Shares for sale on the terms set forth under this Agreement.

The Trust has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-238301), covering the public offering and sale of certain securities of the Trust, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”).  The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 4(b) or 4(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.”  Promptly after execution and delivery of this Agreement, the Trust will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 4(b), 4(c) or 4(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.”  The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Trust and the applicable Agent.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 4(b), 4(c) or 4(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Trust, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Trust’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 4(l) hereof that is furnished to the Agents, the Forward Purchasers or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Trust and the Agents, the Forward Purchasers or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.  Representations and Warranties.  (a) The Trust represents and warrants to each Agent and each Forward Purchaser at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 4(o) hereof), each Trust Periodic Report Date (as defined in Section 4(n) hereof), each Trust Earnings Report Date (as defined in Section 4(o) hereof), each Request Date (as defined in Section 4(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 3(h) hereof) (collectively, a “Representation Date”), and agrees with each Agent and each Forward Purchaser, as follows:

(i)Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Trust meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Trust on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Trust, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Trust’s knowledge, contemplated.  The Trust has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933

Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.  Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Trust or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Trust or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Terms Agreement, and (E) at each Applicable Time, the Trust was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)Trust Not Ineligible Issuer.  (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Trust or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Confirmation and any Terms Agreement and (D) at each Applicable Time, the Trust was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Trust be considered an ineligible issuer.

(vi)Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii)Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Trust included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Trust and its consolidated subsidiaries at the dates indicated and the statements of income, comprehensive income, changes in equity and cash flows of the Trust and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein and the books and records of the Trust.  The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared, in all material respects, in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X.  Any pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Trust, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus,  if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(viii)No Material Adverse Change.  Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the properties, condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Trust or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust and its subsidiaries considered as one enterprise, (C) there have been no obligations (including additional indebtedness), direct or contingent, which are material to the Trust and its subsidiaries considered as one enterprise, incurred by the Trust or its subsidiaries, (D) there has been no change in the Common Shares of the Trust, except for issuances, if any, of Common Shares (i) offered and sold through or to the Agents pursuant to this Agreement or any Terms Agreement, (ii) issued, sold and delivered to the Forward Purchasers pursuant to any Confirmation, (iii) issuable pursuant to the Trust’s dividend reinvestment plan or share purchase plan as such plans may be amended or replaced from time to time and (iv) awarded pursuant to the Trust’s 2007 restricted stock plan as such plan may be amended or replaced from time to time, or upon exercise of equity incentive awards approved by the board of trustees of the Trust or the compensation committee thereof, and (E) except for regular quarterly dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class or series of its capital shares; neither the Trust nor its subsidiaries has any material contingent obligation which is not disclosed in the Prospectus.

(ix)No Change in Contracts and Agreements.  Neither the Trust nor any of the Subsidiaries (as defined in Section 1(a)(xi) below) has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, the General Disclosure Package or the Prospectus, as is applicable, and no such termination or non-renewal has been threatened by the Trust or any of the Subsidiaries or any other party to any such contract or agreement, including without limitation, the Amended and Restated Advisory Agreement between the Trust and UHS of Delaware, Inc. (the “Advisor”) dated December 24, 1986, effective January 1, 2019 (the “Advisory Agreement”).

(x)Good Standing of the Trust.  The Trust has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and any Confirmation.  The Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (A) the properties, condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) the ability of the Trust to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement or any Confirmation (collectively, a “Material Adverse Effect”).

(xi)Good Standing of Subsidiaries.  Except as the Trust has advised the Agents and the Forward Purchasers in writing, the Trust has no subsidiaries (as defined in Rule 1-02(x) of Regulation S-X) (“subsidiaries”) other than those set forth in Exhibit 21 to the Trust’s most recently-filed Annual Report on Form 10-K (such identified subsidiaries collectively, the “Subsidiaries”). Other than the Subsidiaries, subsidiaries of the Trust that may be formed from time to time and that singly or in the aggregate are immaterial, and non-controlling equity interests in unconsolidated limited liability companies or limited partnerships, the Trust does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company association or other entity.

(xii)Partnership Subsidiaries.  Each Subsidiary that is a partnership (a “Partnership”) has been duly organized, is validly existing as a partnership under the laws of its jurisdiction of organization and has the partnership power and partnership authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each Partnership is duly qualified as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The initial capital contributions with respect to the outstanding units of each Partnership have been made to the Partnership. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, the general and limited partnership interests therein held directly or indirectly by the Trust are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any partnership are outstanding. Each partnership agreement pursuant to which the Trust or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the Trust or Subsidiary that is a party thereto, enforceable against it in accordance with the terms thereof, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership agreements by the Trust or any Subsidiary or, to the Trust’s knowledge, any other party to such agreements.

(xiii)LLC Subsidiaries.  Each Subsidiary that is a limited liability company (an “LLC”) has been duly organized, is validly existing as a limited liability company under the laws of its jurisdiction of organization and has the limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each LLC is duly qualified as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The initial capital contributions with respect to the outstanding membership interests of each LLC have been made to the LLC. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, the membership interests therein held directly or indirectly by the Trust are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding. Each operating agreement pursuant to which the Trust or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the Trust or the Subsidiary that is a party thereto, enforceable against it in accordance with the terms thereof, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Trust or any Subsidiary or, to the Trust’s knowledge, any other party to such agreements.

(xiv)Capitalization; Listing of Common Shares.  The authorized, issued and outstanding capital shares of the Trust are as set forth in the Trust’s most recently-filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q incorporated by reference in the Prospectus (except for subsequent issuances, if any, of Common Shares (i) offered and sold through or to the Agent pursuant to this Agreement, (ii) issued, sold and delivered to the Forward Purchasers pursuant to any Confirmation, (iii) issuable pursuant to the Trust’s dividend reinvestment plan or share purchase plan as such plans may be amended or replaced from time to time and (iv) upon exercise of equity incentive awards approved by the board of trustees of the Trust or the compensation committee thereof).  The outstanding capital shares of the Trust have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding capital shares of the Trust were issued in violation of the preemptive or other similar rights of any securityholder of the Trust or any other person or entity.  The Trust’s Common Shares have been registered pursuant to Section 12(b) of the 1934 Act, and the Shares and the Confirmation Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Trust has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act or the listing of the Common Shares (including the Shares and the Confirmation Shares) on the NYSE, nor has the Trust received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xv)Authorization of this Agreement and the Confirmations.  This Agreement has been duly authorized, executed and delivered by the Trust. Each Confirmation has been duly authorized and, when executed and delivered by the Trust (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or public policies underlying applicable law.

(xvi)Authorization and Description of Shares.  The Shares have been duly authorized for issuance and sale by the Trust pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable. The maximum number of Confirmation Shares that may be issued, sold and delivered under any Confirmation have been duly authorized and reserved for issuance, sale and delivery under any Confirmation. When Confirmation Shares are issued and delivered by the Trust to the applicable Forward Purchaser pursuant to any Confirmation against payment of any consideration required to be paid by such Forward Purchaser, such Confirmation Shares will be validly issued, fully paid and non-assessable. The issuance of the Shares and any Confirmation Shares is not subject to the preemptive rights, co-sale rights, rights of first refusal or other similar rights of any securityholder of the Trust or any other person or entity. The Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.  No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder.

(xvii)Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Trust under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xviii)Absence of Violations, Defaults and Conflicts.  Neither the Trust nor any of its subsidiaries is (A) in violation of its declaration of trust, by-laws or other governing instrument, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Trust or any of its subsidiaries are a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Trust or any of its subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Trust or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and any Confirmation and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares, the issuance, sale and delivery of the Confirmation Shares and the use of the proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust with its obligations hereunder and under any Confirmation have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Trust or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Trust or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Trust or any of its subsidiaries.

(xix)Employee Matters.  Neither the Trust nor any of the Subsidiaries has any salaried employees.

(xx)Absence of Proceedings.  Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Trust, threatened or contemplated, against or affecting the Trust or any of its subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect.  The aggregate of all pending legal or governmental proceedings to which the Trust or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxi)Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Trust’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement or any Confirmation, the offering, issuance, sale or delivery of Shares or Confirmation Shares or the consummation of the transactions contemplated in this Agreement or any Confirmation, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the securities laws of any state or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii)Possession of Licenses and Permits.  The Trust and its subsidiaries possess such permits, licenses, approvals, certificates, franchises, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities, including, without limitation, under any law, rule or regulation applicable to the health care industry or Environmental Laws (as defined in Section 1(a)(xxvii) hereof), necessary in the case of each such party, as the case may be, to acquire and own, lease or sublease, lease to others and conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Trust and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Trust nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.  Each property owned by the Trust or its subsidiaries and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations in all material respects, except for such failures which would not result in a Material Adverse Effect.  Neither the Trust nor any of its subsidiaries has received from any governmental authority any written notice of, and the Trust does not have knowledge of any threat of, condemnation of or a zoning change affecting such properties or any part thereof which if consummated would have a Material Adverse Effect.

(xxiv)Title to Property.  The Trust and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (“Property Encumbrances”) except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, and all Property Encumbrances on or affecting such properties which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are described therein, (B) are leasehold interests of lessees in the Trust’s and its subsidiaries’ properties held under lease (the “Leases”)

or (C) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Trust or any of its subsidiaries.  All of the Leases and subleases material to the business of the Trust and its subsidiaries, considered as one enterprise, and under which the Trust or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Trust nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the Leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such Lease or sublease.

(xxv)Absence of Lessee Default.  Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, to the knowledge of the Trust, no lessee of any portion of any of the Properties is in default under its respective Lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

(xxvi)Possession of Intellectual Property.  The Trust and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Trust nor any of its subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust or any of its subsidiaries therein, and which infringement or conflict, if the subject of an unfavorable decision, ruling or finding), invalidity or inadequacy could, singly or in the aggregate, result in a Material Adverse Effect.

(xxvii)Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Trust nor any of its subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (including, without limitation, any such law, rule or regulation applicable to the health care industry) relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Trust and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Trust or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Trust or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxviii)Accounting Controls and Disclosure Controls.  The Trust and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission's rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Trust’s most recent audited fiscal year, there has been (1) no material weakness in the Trust’s internal control over financial reporting (whether or not remediated) and (2) no change in the Trust’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting. The Trust and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Trust in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Trust’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix)Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Trust or any of the Trust’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)Payment of Taxes.  All United States federal income tax returns of the Trust and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Trust and its subsidiaries through the Trust’s most recently-completed fiscal year have been settled and no assessment in connection therewith has been made against the Trust or any of its subsidiaries. The Trust and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Trust or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Trust. The charges, accruals and reserves on the books of the Trust in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.  There have been no tax deficiencies asserted and, to the Trust’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Trust and/or its subsidiaries that could individually or in the aggregate have a Material Adverse Effect.

(xxxi)Insurance.  The Trust and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, or are self-insured, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, and the Trust and its subsidiaries are in compliance with the terms of such policies in all material respects.  There are no claims by the Trust or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights claim.  The Trust has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither of the Trust nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii)Absence of Calamity.  The Trust and its subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which could not individually or in the aggregate have a Material Adverse Effect.

(xxxiii)Investment Company Act.  The Trust is not required, and upon the issuance and sale of the Shares or the issuance, sale and delivery of any Confirmation Shares as contemplated herein and in any Confirmation and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxiv)Absence of Manipulation.  Neither the Trust nor any affiliate of the Trust has taken, nor will the Trust or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxv)Foreign Corrupt Practices Act.  None of the Trust, any of its subsidiaries or, to the knowledge of the Trust, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Trust or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Trust, its subsidiaries and, to the knowledge of the Trust, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi)Money Laundering Laws.  The operations of the Trust and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”).  No action, suit or proceeding by or before any Governmental Entity involving the Trust or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Trust, threatened.

(xxxvii)OFAC.  None of the Trust, any of its subsidiaries or, to the knowledge of the Trust, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Trust or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Trust will not, directly or indirectly, use the proceeds of the sale of the Shares or from the settlement of any Confirmation, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions.

(xxxviii)Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Trust (A) does not have any material lending or other relationship with the Agents, the Forward Purchasers or any bank, lending or other affiliate of an Agent or a Forward Purchaser and (B) does not intend to use any of the proceeds from the sale of the Shares or from the settlement of any Confirmation to repay any outstanding debt owed to an Agent, a Forward Purchaser or any of their respective affiliates.

(xxxix)Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Trust believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Trust has obtained the written consent to the use of such data from such sources.

(xl)No Commissions.  Neither the Trust nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Trust, any of its subsidiaries, any Agent or any Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(xli)Actively-Traded Security.  The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xlii)Cybersecurity.  (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Trust or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Trust and its subsidiaries, and any such data processed or stored by third parties on behalf of the Trust and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Trust nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Trust and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromise as would not, singly or in the aggregate, result in a Material Adverse Effect.  The Trust and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xliii)REIT Status.  Starting with its taxable year ended December 31, 1986, the Trust has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated.  The Trust has qualified as a REIT for its taxable years ended December 31, 1986 through December 31st of its most recently-completed fiscal year and the Trust has operated and intends to continue to operate so as to qualify as a REIT thereafter.

(xliv)Reservation of Primary Shares and Confirmation Shares. The Trust has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued Common Shares necessary to satisfy its obligations to issue, sell and deliver Primary Shares and Confirmation Shares pursuant to this Agreement and any Confirmation.

(b)Any certificate signed by any officer or other authorized signatory of the Trust and delivered to the Agents and the Forward Purchasers or to counsel for the Agents and the Forward Purchasers shall be deemed a representation and warranty by the Trust to the Agents and the Forward Purchasers as to the matters covered thereby.

Section 2. Representations and Warranties of the Advisor.  The Advisor represents and warrants to each Agent and each Forward Purchaser that as of the date of this Agreement, each Registration Statement Amendment Date, each Trust Periodic Report Date, each Trust Earning Report Date, each Request Date, each Applicable Time and each Settlement Date:

(a)Good Standing of the Advisor.  The Advisor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under the Advisory Agreement.

(b)No Material Adverse Change in Advisor’s Business.  Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business. The Advisory Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Any certificate signed by any officer or other authorized signatory of the Advisor and delivered to the Agents and the Forward Purchasers or to counsel for the Agents and the Forward Purchasers shall be deemed a representation and warranty by the Advisor to the Agents and the Forward Purchasers as to the matters covered thereby.

Section 3. Sale and Delivery of Shares.

(a)Subject to the terms and conditions set forth herein, the Trust agrees to (i) issue and sell from time to time through or to the Agents, as sales agents and/or principals, Primary Shares and (ii) instruct from time to time the Forward Sellers to offer and sell Forward Hedge Shares. Sales of the Shares, if any, through or to an Agent will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Trust has instructed such Agent to make such sales, (ii) no Forward Purchaser (or its affiliate) is unwinding its hedge during any Unwind Period (as defined in the relevant Confirmation) and (iii) the Trust has satisfied its covenants and conditions specified in Sections 5 and 6 hereof. On any Trading Day, only one Agent may sell Shares.

(i)If the Trust desires to sell Primary Shares through an Agent, it shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Primary Shares to be sold on such Trading Day and the minimum price per Share at which such Primary Shares may be sold. If the Trust desires that an Agent sell Forward Hedge Shares, it shall deliver to the applicable Forward Seller and the related Forward Purchaser a placement instruction (a “Forward Placement Instruction”) substantially in the form of Annex III hereto. Such Forward Placement Instruction shall specify the last Trading Day on which the Forward Seller may complete the sale of Forward Hedge Shares in connection with the relevant Confirmation to establish a hedge position (the “Forward Hedge Completion Date Deadline”), the maximum number or aggregate gross sales price of Forward Hedge Shares to be sold (the “Designated Forward Hedge Shares”), the minimum price per share at which Forward Hedge Shares may be sold, the commission the Forward Seller is to receive for selling such Forward Hedge Shares, the Trade Date, the Spread, the Settlement Notice period for Cash or Net Shares Settlement, the initial stock loan fee, the Final Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the relevant Confirmation) and any other desired terms for the relevant

Confirmation. Such Forward Seller or such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Placement Instruction was delivered, choose to (A) accept the terms proposed in such Forward Placement Instruction, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Trust may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Forward Seller or such Forward Purchaser proposed amended terms. Promptly upon the acceptance of such Forward Placement Instruction (or its amended terms and in any event prior to the opening of trading on the immediately following Trading Day), the Trust shall enter into a Confirmation with the Forward Purchaser substantially in the form of Annex II hereto and consistent with such Forward Placement Instruction.

(ii)Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Trust and the performance by the Trust of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Trust in accordance with such instruction.  On any Trading Day, the Trust shall give at least one business day’s prior written notice by telecopy or email to the Agents and, if applicable, the Forward Purchasers as to any change of the Agent through whom sales of Shares as sales agent or as forward seller will be made.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Trust or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of the Agents is acting for the Trust in a capacity other than as Agent under this Agreement. Each of the Trust and the Agents acknowledges and agrees that (A) there can be no assurance that any Agent will be successful in selling any Shares or in borrowing any Forward Hedge Shares, (B) no Agent will incur any liability or obligation to the Trust if it fails to sell Shares for any reason other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Trust if it or its affiliate fails to borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser or its affiliate to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares.

(c)The Trust or the Agent through whom the sale of Shares are to be made as sales agent or as forward seller on any Trading Day may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent or as forward seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to (i) the Shares sold, or with respect to Shares that the Trust has agreed to sell, hereunder prior to the giving of such notice and (ii) any Confirmation executed and delivered by the Trust and the relevant Forward Purchaser prior to the giving of such notice.

(d)The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent or as forward seller shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Trust, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to an Agent for sales of Primary Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate up to 2.00% of the gross sales price for such Primary Shares. The compensation payable to a Forward Seller for sales of Forward Hedge Shares shall be reflected in a reduction not to exceed 2.00% from the Initial Forward Price (as defined in the relevant Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Trust or the applicable Forward Purchaser, as applicable, for such sales (the “Net Proceeds”).  The applicable Agent shall notify the Trust as promptly as practicable if any deduction referenced in this Section 3(d) will be made.  Notwithstanding the foregoing, in the event the Trust engages an Agent as sales agent or as forward seller for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Trust and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)If acting as sales agent or as forward seller hereunder, the applicable Agent shall provide written confirmation to the Trust and any applicable Forward Purchaser following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth (i) the number of Shares sold on such day, (ii) the aggregate gross sales proceeds of the Shares, (iii) the aggregate Net Proceeds to the Trust or the applicable Forward Purchaser, (iv) the Initial Forward Price as of such day under any Confirmation pursuant to which any Forward Hedge Shares were sold on such day and (v) the aggregate compensation payable by the Trust to such Agent with respect to such sales.

(f)Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent or as forward seller pursuant to Section 3(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Trust or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents and the Forward Purchasers in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent or as forward seller be offered or sold, or be the subject of instructions to an Agent as sales agent or as forward seller pursuant to Section 3(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Trust and notified to the Agents and the Forward Purchasers in writing.  The Agents and the Forward Purchasers shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Trust.

(g)If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Trust or the Shares, the Trust shall promptly notify the Agents and the Forward Purchasers, and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Trust and the relevant Forward Purchaser prior to the giving of such notice.

(h)Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the applicable parties (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Primary Shares through an Agent as sales agent, such Primary Shares shall be delivered by the Trust to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Primary Shares in same day funds delivered to an account designated by the Trust. If the Trust shall default on its obligation to deliver Primary Shares through an Agent as sales agent on any Settlement Date, the Trust shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Trust and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. On each Settlement Date for the sale of Forward Hedge Shares through a Forward Seller, such Forward Hedge Shares shall be delivered by the Forward Purchaser (or its affiliate) to such Forward Seller in book-entry form to such Forward Seller’s account at The Depository Trust Company against payment by such Forward Seller of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser, or as otherwise agreed to by the relevant parties.

(i)Notwithstanding any other provision of this Agreement, the Trust shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent or as forward seller (and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email) and shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Trust is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Trust issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Trust files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)Notwithstanding clause (ii) of Section 3(i) hereof, if the Trust wishes that an Agent offer and sell Shares at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Trust shall first (i) prepare and deliver to such Agent and, if applicable, the related Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, the related Forward Purchaser (with any objection or consent to be communicated by such Agent and, if applicable, the related Forward Purchaser to the Trust within 24 hours of such Agent’s and, if applicable, the related Forward Purchaser’s receipt of a draft of such Earnings 8-K), and, prior to its filing, obtain the written consent of such Agent and, if applicable, the related Forward Purchaser to such filing (which consent shall not be unreasonably withheld and which consent will be deemed to have been given if no objection has been raised as provided above), (ii) provide such Agent and, if applicable, the related Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(o), (p) and (q), respectively, hereof, (iii) afford such Agent and, if applicable, the related Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 4(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(j) shall not relieve the Trust from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(o), (p) and (q), respectively, hereof, and (B) this Section 3(j) shall in no way affect or limit the operation of clause (i) of Section 3(i) hereof, which shall have independent application.

(k)The Agents shall not have any obligation to purchase Primary Shares as principal, whether from the Trust or otherwise, unless the Trust and the applicable Agents agree as set forth below. Primary Shares purchased from the Trust by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Trust as evidenced by a Terms Agreement.  The applicable Agents’ commitment to purchase Primary Shares from the Trust as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Trust, and performance by the Trust of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 4(o), (p) and (q), respectively, hereof.  In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(l)Notwithstanding anything herein to the contrary, in the event that in the commercially reasonable judgment of the applicable Forward Purchaser either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Designated Forward Hedge Shares for sale under this Agreement, as set forth in the relevant Forward Placement Instruction pursuant to Section 3(b) hereof, or (ii) a Stock Borrow Event (as defined in the relevant Confirmation) would occur, then the Forward Seller shall be required to offer and sell on behalf of the Forward Purchaser only the aggregate number of Forward Hedge Shares that the Forward Purchaser or its affiliate is able to so borrow below such cost.

(m)In connection with entering into any Confirmation, the Trust will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Shares. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

Section 4.  Covenants.   The Trust agrees with the Agents and the Forward Purchasers:

(a)Compliance with Securities Regulations and Commission Requests.  The Trust, subject to Sections 4(b) and 4(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Trust will only be obligated to notify the applicable Agents and the applicable Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Trust becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares or Confirmation Shares.  In connection with a Terms Agreement, the Trust will prepare and file with the Commission, subject to Section 4(c) hereof, a pricing supplement with respect to the offer and sale of Primary Shares covered by such Terms Agreement.  The Trust will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Trust will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible.  In the event of any issuance of a notice of objection, by the Commission, the Trust shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto.  The Trust shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)Continued Compliance with Securities Laws.  The Trust will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents and the Forward Purchasers or counsel for the Trust, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Trust will promptly (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Trust is no longer eligible to file an automatic shelf registration statement; provided, however, that the Trust shall not file or use any such amendment or supplement to which the Agents, the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.

(c)Filing or Use of Amendments and Supplements.  The Trust will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 4(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.

(d)Delivery of Registration Statements.  The Trust has furnished or will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, without charge, upon written request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts.  The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Purchasers and counsel for the Agents and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)Delivery of Prospectuses.  The Trust will furnish to the Agents, the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Purchasers or such Agents, as the case may be, may reasonably request.  The Trust will also furnish, upon request of the Agents, the Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 4(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)Reporting Requirements.  The Trust, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.  Additionally, the Trust shall report the use of the net proceeds from the sale of any Shares or from the settlement of any Confirmation as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)Blue Sky Qualifications.  The Trust will use its reasonable best efforts, in cooperation with the Agents, the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states as the Agents, the Forward Purchasers or such Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)Earnings Statement.  The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers with the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)Use of Proceeds.  The Trust will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and from the settlement of any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)Listing.  The Trust will use its reasonable best efforts to effect and maintain the listing of the Shares and the Confirmation Shares on, and satisfy the requirements of, the NYSE.

(k)Notice of Certain Actions.  During each period commencing on the date on which the Trust provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Trust will not, unless it gives the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder and the Confirmation Shares issued, sold and delivered pursuant to any Confirmation, (B) any Common Shares issued by the Trust upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Trust referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee trustee stock plan, dividend reinvestment plan or share repurchase plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Common Shares issued pursuant to the Trust’s 2007 restricted stock plan, including 50,000 Common Shares which are subject to approval of an amendment to the 2007 restricted stock plan at the Trust’s Annual Meeting of Shareholders to be held on June 3, 2020.  Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)Issuer Free Writing Prospectuses.  The Trust agrees that, unless it obtains the prior written consent of the applicable Agents and the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Trust with the Commission or retained by the Trust under Rule 433.  The Trust represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents and the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following the issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Trust will promptly notify the applicable Agents and the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)No Stabilization or Manipulation.  The Trust agrees that neither it nor any affiliate of the Trust will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)Update of Activity under this Agreement.  The Trust shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Trust in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Trust Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period, the number of Confirmation Shares delivered to the Forward Purchasers under any Confirmation during such fiscal quarterly period, the net proceeds received by the Trust and the aggregate compensation paid by the Trust to the Agents with respect to such sales.

(o)Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 4(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8‑K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 3(j) hereof (a “Trust Earnings Report Date”) and (iii) Trust Periodic Report Date, and (C) promptly after each reasonable request by the Agents or the Forward Purchasers (each date of any such request by the Agents or the Forward Purchasers, a “Request Date”), the Trust will furnish or cause to be furnished to the Agents, the Forward Purchasers or, in the case of clause (A) above, to the applicable Agents, officers’ certificates, dated such Settlement Date, such Registration Statement Amendment Date, such Trust Earnings Report Date, such Trust Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificates referred to in Section 6(f) hereof that were last furnished to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificates as though made at and as of the date of such certificates (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificates) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in Section 6(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificates.  As used in this Section 4(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.  The requirement to cause to be furnished officers’ certificates pursuant to this Section 4(o) shall be waived for any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date occurring at a time at which the Trust has not instructed any Agent to sell Shares as provided in Section 3(b), which waiver shall continue until the date on which the Trust delivers such an instruction as provided in Section 3(b). Notwithstanding the foregoing, if the Trust subsequently decides to sell Shares following any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date when the Trust relied on such waiver and did not furnish or cause to be furnished to the Agents officers’ certificates pursuant to this Section 4(o), then before the Trust instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Trust shall cause to be furnished to the Agents officers’ certificates pursuant to this Section 4(o) dated as of the date of delivery thereof.

(p)Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date, the Trust will furnish or cause to be furnished to the Agents, the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, the written opinions and letters of each of counsel for the Trust (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be) and counsel for the Agents and the Forward

Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Trust Earnings Report Date, such Trust Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 6(b) and 6(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 4(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to cause to be furnished the opinions and letters pursuant to this Section 4(p) shall be waived for any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date occurring at a time at which the Trust has not instructed any Agent to sell Shares as provided in Section 3(b), which waiver shall continue until the date on which the Trust delivers such an instruction as provided in Section 3(b). Notwithstanding the foregoing, if the Trust subsequently decides to sell Shares following any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date when the Trust relied on such waiver and did not furnish or cause to be furnished to the Agents the opinions and letters pursuant to this Section 4(p), then before the Trust instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Trust shall cause to be furnished to the Agents the opinions and letters pursuant to this Section 4(p) dated as of the date of delivery thereof.

(q)Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date, the Trust will cause its independent accountants to furnish to the Agents, the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Trust Earnings Report Date, such Trust Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 6(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.  As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to cause to be furnished accountant letter(s) pursuant to this Section 4(q) shall be waived for any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date occurring at a time at which the Trust has not instructed any Agent to sell Shares as provided in Section 3(b), which waiver shall continue until the date on which the Trust delivers such an instruction as provided in Section 3(b). Notwithstanding the foregoing, if the Trust subsequently decides to sell Shares following any Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date or Request Date when the Trust relied on such waiver and did not furnish or cause to be furnished to the Agents accountant letter(s) pursuant to this Section 4(q), then before the Trust instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Trust shall cause to be furnished to the Agents accountant letter(s) pursuant to this Section 4(q) dated as of the date of delivery thereof.

(r)Trading in the Common Shares.  The Trust consents to the Agents and the Forward Purchasers trading in the Trust’s Common Shares for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)Non-Consummation Offer.  If, to the knowledge of the Trust, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Trust contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Trust will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)Due Diligence Review.  The Trust will cooperate with any due diligence review reasonably requested by the Agents, the Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Trust’s principal offices.

(u)Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Trust will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers.  If, at the time the Trust intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Trust will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its reasonable best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness.  The Trust will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form.  If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Trust receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Trust will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its reasonable best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness.  The Trust will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Trust has otherwise become ineligible.  References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(w)Qualification as a REIT.  The Trust will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

(x)Entry Into Confirmation. The Trust shall enter into a Confirmation with the applicable Forward Purchaser prior to a Forward Seller selling any Forward Hedge Shares related to such Forward.

Section 5.  Payment of Expenses.

(a)Expenses.  The Trust will pay or cause to be paid all expenses incident to the performance of the Trust’s obligations under this Agreement and any Confirmation, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and the Confirmation Shares, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares and the Confirmation Shares to the Agents and the Forward Purchasers, (iv) the fees and disbursements of the Trust’s counsel, accountants and other advisors, (v) the qualification of the Shares and the Confirmation Shares under securities laws, including filing fees and the reasonable and documented fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares and the Confirmation Shares, (vii) the costs and expenses of the Trust relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares and the Confirmation Shares on the NYSE, (x) the reasonable and documented out-of-pocket expenses of the Agents and the Forward Purchasers, including the reasonable and documented fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers in connection with this Agreement, any Confirmation and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and thereunder, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof; provided, however, that the Trust’s obligation to pay reasonable and documented fees and disbursements of counsel for the Agents and the Forward Purchasers pursuant to clauses (v), (viii) and (x) above shall in no event exceed $100,000 in the aggregate.

Section 6.  Conditions of Agents’ Obligations.  The obligations of the Agents hereunder are subject to the accuracy of the respective representations and warranties of the Trust and the Advisor contained herein or in certificates of any officer of the Trust or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Trust of its covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement and Filing of Prospectus.  The Trust shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e).  The Trust shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Trust, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Trust’s knowledge, contemplated.  The Trust shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers.  The Trust shall have paid the required Commission filing fees relating to the Shares as specified in Section 4(a) hereof.

(b)Opinion of Counsel for the Agents and the Forward Purchasers.  On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents or the Forward Purchasers may reasonably request.  In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Trust and its subsidiaries and certificates of public officials.

(c)Opinion of Counsel for the Trust.  On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Norton Rose Fulbright US LLP, counsel for the Trust, dated such date, to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto.

(d)Opinion of General Counsel of the Trust.  On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Matthew D. Klein, general counsel of the Trust, dated such date, to the effect set forth in Exhibit B hereto.

(e)Accountants’ Letter.  On the date of this Agreement, the Agents and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f)Officer’s Certificate on Size of ATM Program.  On the date of this Agreement, the Trust shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Trust, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Trust’s board of trustees or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares that have been approved for listing, subject to official notice of issuance, on the NYSE.

(g)Officers’ Certificate for the Trust.  On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer and President or the Vice President and Treasurer of the Trust and of the Chief Financial Officer or Chief Accounting Officer of the Trust, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Trust in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Trust, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h)Officer’s Certificate for the Advisor.  On the date of this Agreement, the Agents and the Forward Purchasers shall have received a certificate of the Vice President and Treasurer or Chief Financial Officer of the Trust, dated such date, to the effect that (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business and (B) the representations and warranties of the Advisor in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date.

(i)Listing.  The Shares and the Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(j)Additional Documents.  On the date of this Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents or the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Trust in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

(k)Termination of this Agreement.  If any condition specified in this Section 6(k) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents and the applicable the Forward Purchasers by notice to the Trust at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 2, 4(h), 5, 7, 8, 9, 11, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 7.  Indemnification.

(a)Indemnification of the Agents and the Forward Purchasers.  The Trust agrees to indemnify and hold harmless the Agents, the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers, directors, trustees, employees and each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Trust in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Trust (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Trust;

(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Trust by the Agents or Forward Purchasers in writing expressly for use therein.

(b)Indemnification of Trust, Trustees and Officers.  Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Trust, its trustees, each of its executive officers, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims or damages (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as incurred) described in the indemnity contained in Section 7(a) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Trust by such Agent or Forward Purchaser in writing expressly for use therein.

(c)Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) hereof, counsel for the indemnified parties shall be selected by the Agents and the Forward Purchasers, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel for the indemnified parties shall be selected by the Trust.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel for the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8.  Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Trust, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust (which shall be deemed to include the proceeds that would be received by the Trust upon physical settlement of any Confirmation assuming that the aggregate amount payable by the Forward Purchasers under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares), on the one hand, and the total commissions or underwriting discounts received by the applicable Agents and the aggregate net Spread (net of any related hedging and other costs) received by the applicable Forward Purchasers, on the other hand, bear to the aggregate offering price of the Shares.

The relative fault of the Trust, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Trust and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Agent and no Forward Purchaser shall be required to contribute any amount in excess of the total commissions or underwriting discounts or Spread received by such Agent or such Forward Purchaser in connection with Shares placed or underwritten by the applicable Agent for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s or such Forward Purchaser’s Affiliates, selling agents, officers, directors, trustees and employees shall have the same rights to contribution as such Agent and such Forward Purchaser and each trustee of the Trust, each executive officer of the Trust, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust.  The Agents’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 9.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or their respective Affiliates, selling agents, officers, directors, employees or trustees or any person controlling such Agent or such Forward Purchaser or the Trust or its officers or trustees, or any person controlling the Trust and (ii) delivery of and payment for the Shares.

Section 10.  Termination.

(a)This Agreement may be terminated for any reason, at any time, by either the Trust, an Agent (as to itself), or a Forward Purchaser (as to itself), upon the giving of one business day’s prior written notice to the other parties hereto; provided, however, that if a Pricing Supplement (as defined in the relevant Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation.

(b)The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Primary Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Primary Shares, or (iii) if trading in any securities of the Trust has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE American or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)If the Trust and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Primary Shares from the Trust as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Primary Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)if the number of Defaulted Shares does not exceed 10% of the number of Primary Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)if the number of Defaulted Shares exceeds 10% of the number of Primary Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 10(c) shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Trust shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)In the event of any termination under this Section 10, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 3(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Trust but the Settlement Date has not occurred, the covenants set forth in Section 4 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 1, 2, 9, 11, 13, 14, 15 and 16 hereof shall remain in effect.

Section 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)Notices to the Agents shall be directed to them at: BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Douglas Cheng (email: douglas.cheng@ca-cib.com), with a copy to Equity Capital Markets Desk (email: equitycapitalmarkets@ca-cib.com); Fifth Third Securities, Inc., 424 Church Street, Suite 600, Nashville, Tennessee 37219, Attention: Equity Trading Desk, with a copy to Fifth Third Legal Department, 38 Fountain Square Plaza, Maildrop 10909F, Cincinnati, Ohio 45263, Attention Michael Bertkau; SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets (email: dl.atm.offering@suntrust.com); and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918).

(b)Notices to the Forward Purchasers shall be directed to them at: Bank of America, N.A., One Bryant Park, New York, New York 10036, Attention of Rohan Handa (email: rohan.handa@baml.com); and Crédit

Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc., as agent, 1301 Avenue of the Americas, New York, New York 10019, Attention: Jonathan Fecowicz (email: jonathan.fecowicz@ca-cib.com).

(c)Notices to the Trust shall be directed to it at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406-0958, Attention: Cheryl Ramagano, Vice President and Treasurer.

Section 12.  No Advisory or Fiduciary Relationship.  The Trust acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Trust or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents or the applicable the Forward Purchasers have advised or are currently advising the Trust or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Trust except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Trust or any other person or entity with respect to any offering of Shares and the Trust has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.  Recognition of the U.S. Special Resolution Regimes.

(a)In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 14.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Agents and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents and the Forward Purchasers, their respective Affiliates and selling agents, the Trust and their respective successors and the controlling persons and officers, directors, employees and trustees referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates and selling agents, the Trust and their respective successors, and said controlling persons and officers, directors, employees and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 15.  Trial by Jury.  Each of the Trust (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 17.  Consent to Jurisdiction; Waiver of Immunity.  Each of the Trust and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or other proceeding brought in any Specified Court. Each of the Trust and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or other proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 18.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 20.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

Universal Health Realty Income Trust

By: /s/ Cheryl K. Ramagano

Name:  Cheryl K. Ramagano

Title:  Vice President, Treasurer and Secretary

UHS of Delaware, Inc.

By: /s/ Cheryl K. Ramagano

Name:  Cheryl K. Ramagano

Title:   Vice President and Treasurer

Accepted as of the date hereof:

BofA Securities, Inc.

By: /s/ Gray Hampton

Name:  Gray Hampton

Title:    Managing Director

Credit Agricole Securities (USA) Inc.

By:  /s/ Jean S. Bel

Name:  Jean S. Bel

Title:  Managing Director, Co-Head GIB Americas

Fifth Third Securities, Inc.

By:  /s/ Susannah Doyle Lunke

Name:  Susannah Doyle Lunke

Title:     Director, ECM

SunTrust Robinson Humphrey, Inc.

By: /s/ Keith Carpenter

Name:  Keith Carpenter

Title:    Director

Wells Fargo Securities, LLC

By: /s/ Elizabeth Alvarez

Name:  Elizabeth Alvarez

Title:    Managing Director

As Agents

Accepted as of the date hereof:

Bank of America, N.A.

By: /s/ Jake Mendelsohn

Name:  Jake Mendelsohn

Title:    Managing Director

Crédit Agricole Corporate and Investment Bank

c/o Credit Agricole Securities (USA) Inc., as agent

By:  /s/ Jean S. Bel

Name:  Jean S. Bel

Title:  Managing Director, Co-Head GIB Americas

As Forward Purchaser, solely as the recipient and/or

beneficiary of certain representations, warranties,

covenants and indemnities set forth in this Agreement

Exhibit A-1

FORM OF OPINION OF COUNSEL FOR THE TRUST
TO BE DELIVERED PURSUANT TO SECTION 6(c)

(i)	The Trust has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland.
(ii)

The Trust has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver the Agreement and any Confirmation and to issue, sell and deliver the Shares and the Confirmation Shares as contemplated by the Agreement and any Confirmation.

(iii)

The authorized Common Shares of the Trust are as set forth in the Prospectus; the issued and outstanding Common Shares of the Trust have been duly and validly authorized and validly issued and are fully paid and non‑assessable; and none of the outstanding Common Shares of the Trust were issued in violation of any preemptive rights, resale rights, rights of first refusal and or other similar rights of any securityholder of the Trust under MD. CODE ANN., CORPS & ASS’NS § 8-101, et seq. (the “Maryland REIT Law”), the Declaration of Trust of Universal Health Realty Income Trust dated as of August 5, 1986, filed with the Maryland State Department of Assessments and Taxation on August 6, 1986, and as further amended on June 15, 1993 (the “Declaration of Trust”) or the Trust’s by-laws.

(iv)

The Shares and the Confirmation Shares have been duly authorized for issuance, sale and delivery through or to the Agents and the Forward Purchasers pursuant to the Agreement and any Confirmation and, when issued and delivered by the Trust pursuant to the Agreement and any Confirmation against payment of the consideration set forth in the Agreement and any Confirmation, will be validly issued, fully paid and non‑assessable, and no holder of the Shares or the Confirmation Shares is or will be subject to personal liability by reason of being such a holder, other than as described under the caption “Description of the Trust’s Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest—Shareholder Liability” in the Prospectus.

(v)

The issuance of the Shares and the Confirmation Shares is not subject to preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Trust under the Declaration of Trust, the Maryland REIT Law or the Trust’s by-laws.

(vi)	The Agreement and each Confirmation have been duly authorized by all necessary Trust action.
(vii)

The Agreement has been duly executed and delivered by the Trust. Each Confirmation that has been executed and delivered on or prior to the date hereof has been duly executed and delivered by the Trust and constitutes the valid and legally binding obligation of the Trust, enforceable in accordance with its terms. Each Confirmation that has not been executed and delivered on or prior to the date hereof will, upon its due execution and delivery by the Trust, constitute the valid and legally binding obligation of the Trust, enforceable in accordance with its terms.

(viii)

The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(ix)

The Registration Statement, and each amendment or supplement thereto, and the Prospectus, and each amendment or supplement thereto, in each case excluding the documents incorporated by reference therein, as of their respective effective or issue dates (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or

Exhibit A-1-1

incorporated by reference therein or omitted therefrom, as to which we express no opinion) appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(x)

The Trust’s filings with the Commission incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission appeared on their face to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xi)

To our knowledge, the statements in (a) the Prospectus under “Description of the Trust’s Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest,” (b) the Trust’s most recently-filed Annual Report on Form 10-K under “Business — Regulation and Other Factors” and “Risk Factors—Ownership limitations and anti-takeover provisions in our declaration of trust and bylaws and under Maryland law and in our leases with UHS may delay, defer or prevent a change in control or other transactions that could provide shareholders with a take-over premium. We are subject to significant anti-takeover provisions” and (c) the Registration Statement under Item 15, to the extent that such statements constitute summaries of legal matters, the Declaration of Trust, the Trust’s by-laws or legal proceedings, or refer to statements of law or legal conclusions, fairly present the information disclosed therein in all material respects as of the date of the Prospectus and as of the date hereof.

(xii)

To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of a character which are required to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xiii)

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than those that have been obtained under the 1933 Act and the 1933 Act Regulations or as may be required under the securities or blue sky laws of the various states and the rules and regulations of the Financial Industry Regulatory Authority, Inc., as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or any Confirmation or for the offering, issuance, sale or delivery of the Shares and the Confirmation Shares.

(xiv)

The execution, delivery and performance of the Agreement and any Confirmation and the consummation of the transactions contemplated in the Agreement, any Confirmation and in the Registration Statement (including issuance and sale of the Shares or the issuance, sale and delivery of any Confirmation Shares as contemplated in the Agreement and any Confirmation and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust with its obligations under the Agreement and any Confirmation do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xviii) of the Agreement) under (A) any provisions of the Declaration of Trust or by-laws of the Trust, (B) any material mortgage or contract to which the Trust or any Subsidiary is a party that is filed by the Trust as an exhibit to its most recently-filed Annual Report on Form 10-K, and subsequently filed Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K or (C) the Advisory Agreement.

(xv)

The Trust is not required, and upon the issuance and sale of the Shares or the issuance, sale and delivery of the Confirmation Shares as contemplated in the Agreement and any Confirmation and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xvi)	The Trust has adopted resolutions reserving, free of preemptive rights, out of the authorized but unissued Common Shares, the maximum number of Shares and Confirmation Shares that may be issued,

Exhibit A-1-2

sold and delivered under this Agreement and any Confirmation for issuance, sale and delivery and solely for the purpose of enabling the Trust to satisfy its obligations under this Agreement and any Confirmation.

Based upon the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the time any such amended or supplemented Prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We understand that with respect to financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus, you are relying upon KPMG LLP, the Trust’s independent registered public accounting firm.

To our knowledge, based solely on a review of the Commission’s website, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Such counsel shall state that Sidley Austin llp shall be entitled to rely on its opinion with respect to matters of Maryland law.

Exhibit A-1-3

Exhibit A-2

FORM OF OPINION OF TAX COUNSEL FOR THE TRUST
TO BE DELIVERED PURSUANT TO SECTION 6(c)

Based upon and subject to the foregoing, and subject to the restrictions and limitations set forth herein, we are of the opinion that, for United States federal income tax purposes: (a) the Trust was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, for each of its prior taxable years; (b) the current and proposed method of operation as described in the Prospectus and as represented to us by the Trust will enable the Trust to continue to satisfy the requirements for such qualification for its taxable year ending December 31, 2020, and for subsequent taxable years; and (c) to our knowledge, the descriptions of the law and the legal conclusions in the section of the Prospectus, as filed with the Commission pursuant to Rule 424(b)(5) under the 1933 Act on June 8, 2020, under the heading “United States Federal Income Tax Considerations” included in the Prospectus are accurate in all material respects as of the date of the Prospectus and the date hereof.

Exhibit A-2-1

Exhibit B

FORM OF OPINION OF GENERAL COUNSEL OF THE TRUST
TO BE DELIVERED PURSUANT TO SECTION 6(d)

(i)	The Trust has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland.
(ii)

The Trust has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Agreement and any Confirmation and to issue, sell and deliver the Shares and the Confirmation Shares as contemplated by the Agreement and any Confirmation.

(iii)

The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Advisory Agreement.

(iv)

Each of the Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with the requisite power and authority to own, lease and operate its properties and to conduct its business.

(v)

The Trust and each of the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)

Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are owned by the Trust and are not subject to any perfected security interest or, to my knowledge, any other encumbrance or adverse claim; to my knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock, equity interests or ownership interests in the Subsidiaries are outstanding.

(vii)

The execution, delivery and performance of the Agreement and any Confirmation and the consummation of the transactions contemplated in the Agreement, any Confirmation and in the Registration Statement (including the issuance and sale of the Shares, the issuance, sale and delivery of the Confirmation Shares and the use of the proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust with its obligations under the Agreement and any Confirmation do not and will neither, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xviii) of the Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Trust or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by‑laws of the Trust or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any subsidiary or any of their respective properties, assets or operations.

Exhibit B-1

(viii)

The Advisory Agreement has been duly authorized and executed by the Advisor and delivered by the parties thereto and constitutes the valid agreement of such parties, enforceable in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ix)

To the best of my knowledge, neither the Trust nor any of its subsidiaries is in violation of its Declaration of Trust, charter or by-laws or other organizational documents, nor is any of them in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Trust or any of its subsidiaries is or was a party or by which any of them or their respective properties may be bound or affected and which is known to such counsel or in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Trust or any of its subsidiaries, the effect of which would individually or in the aggregate have a Material Adverse Effect.

(x)

To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Trust or any subsidiary is a party, or to which the property of the Trust or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the  transactions contemplated in the Agreement and any Confirmation or the performance by the Trust of its obligations thereunder.

(xi)

To the best of my knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement, to cause the Trust to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby, except for such rights as have been complied with or waived; and to my knowledge, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person is entitled to registration rights with respect to Common Shares or other securities of the Trust.

Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B-2

Annex I

Universal Health Realty Income Trust

Common Shares of Beneficial Interest
($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity Offering Sales Agreement, dated June 8, 2020 (the “Sales Agreement”), among the Trust, the Advisor, the Agents and the Forward Purchasers, to issue and sell to [[●] and [●]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Trust the Common Shares specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional Common Shares specified in the Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto.   Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Trust grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Trust setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below).  [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.  For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 4(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Trust on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel for the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Trust, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Trust (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Trust, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Trust.

Annex I-1

Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them].  [It is understood that each Underwriter has authorized [●] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [●], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agents, as agents of the Trust or as forward sellers, or the Forward Purchasers is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Trust in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Universal Health Realty Income Trust

By:

Name:

Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name:

Title:

* Include only if the Underwriter[s][has][have] an option to purchase additional Common Shares from the Trust.

Annex I -2

Annex II

FORM OF CONFIRMATION

Date:  [__]

To:Universal Health Realty Income Trust

Universal Corporate Ctr.

367 S. Gulph Rd.

King of Prussia, Pennsylvania 19406

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between [DEALER NAME] (“Dealer”) and Universal Health Realty Income Trust (“Counterparty”) on the Trade Date specified below (the “Transaction”) in accordance with and subject to the terms of the ATM Sales Agreement dated as of June 8, 2020 by and among Dealer, Counterparty and the other parties named therein (the “Sales Agreement”).  This letter agreement constitutes a “Confirmation” as referred to in the Agreement (as defined below).  This letter agreement, as supplemented by the pricing supplement setting forth certain additional terms of the Transaction determined in accordance with the terms of this Confirmation and the Sales Agreement in substantially the form of Annex A hereto (as executed and delivered by the parties hereto, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.

This Confirmation, as supplemented by the Pricing Supplement, evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation, along with the related Pricing Supplement and any other Confirmations for registered forward transactions entered into between Dealer and Counterparty in connection with the Sales Agreement and any related pricing supplements thereto (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation).  In the event of any inconsistency between provisions of the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for the purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the Equity Definitions and (iv) the Agreement.  The parties hereby agree that, other than the Transaction to which this Confirmation and the Transactions to which the Additional Confirmations, if any, (each, an “Additional Transaction”) relate, no Transaction shall be governed by the Agreement.  For purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.

2.  The terms of the particular Transaction to which this Confirmation relates are as follows:

Annex II-1

General Terms:
Trade Date:	[___][1]
Effective Date:

The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement through Dealer or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement (the “Agent”) have settled.

Seller:	Counterparty
Buyer:	Dealer
Shares:	The common shares of beneficial interest of Counterparty, USD 0.01 par value per share (Ticker Symbol: “UHT”)
Number of Shares:

Until the first Settlement Date, the Initial Number of Shares; provided that, on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares to be settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Hedge Completion Date:

The earliest: of (i) the date specified in writing as the Hedge Completion Date by Dealer in accordance with the Sales Agreement, (ii) any Settlement Date and (iii) Forward Hedge Completion Date Deadline (under and as defined in the Sales Agreement). Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Pricing Supplement specifying the aggregate number of Shares sold through Dealer or the Agent during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined by Dealer in accordance with the terms hereof.

Initial Forward Price:

As specified in the Pricing Supplement, to be (i) 100% minus the Forward Seller Commission, multiplied by (ii) the per-Share volume weighted average price at which sales of Shares are executed on behalf of Dealer as forward purchaser pursuant to the Sales Agreement (for the avoidance of doubt, giving effect to any reductions in respect of any commissions) during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate in a commercially reasonable manner to (A) reflect the application on each day during such period of (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold on or prior to such day (except in respect of the sale prices for the Hedge Completion Date) and (B) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof).

[1]	To be as set forth in the Forward Placement Instruction.

Annex II-2

Forward Seller Commission	[_____]%[2]
Forward Price:	(a)On the Hedge Completion Date, the Initial Forward Price; and

(b)on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Daily Rate:

For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:

For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>“, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[___]%[3]
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	As set forth on Schedule I4
Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Exchange:	New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company

[2]	To be as set forth in the Forward Placement Instruction.
[3]	To be as set forth in the Forward Placement Instruction.
[4]	To be as set forth in the Forward Placement Instruction.

Annex II-3

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following:  “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:

Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:
Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)
Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [__][5] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall have fully unwound its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least two Scheduled Trading Days prior to such specified Settlement Date); or

(b)designated by Dealer as a “Settlement Date” pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

[5]	To be as set forth in the Forward Placement Instruction.

Annex II-4

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[___][6] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Settlement Shares:

(a)With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 10,000 and the Number of Shares at that time; and

(b)with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;
in each case with the Number of Shares determined taking into account pending Settlement Shares.

[6]	To be as set forth in the Forward Placement Instruction.

Annex II-5

Settlement Method Election:

Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as if such requirements were applicable to purchases by Dealer in connection with its unwind activity hereunder and under any Additional Transaction) or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:

Notwithstanding anything to the contrary herein, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will neither be effective to establish a Settlement Date nor require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, in the form set forth in clause (i) of the “Additional Representations and Agreements of Counterparty” provisions of Paragraph 7(e) below.

Physical Settlement:

If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date.  If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:

For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty.  If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer.  Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

Annex II-6

(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b) (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:

On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:

With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:

The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to the “Termination Settlement” provisions of Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Share Cap:

Notwithstanding anything to the contrary herein, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Annex II-7

Method of Adjustment:

Calculation Agent Adjustment.  Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”.  For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:

If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 20 consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to [__][7] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [__][8] basis points per annum during such period.

Extraordinary Events:

In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change In Law) shall be as specified in the “Acceleration Events” and the “Termination Settlement” provisions of Paragraph 7(f) and Paragraph 7(g), respectively, below.  Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below.  The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Transfer:

Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole or in part, to any affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s ultimate parent entity, without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W‑9 or W-8BEN with respect to any payments or deliveries under the Agreement.

[7]	To be as set forth in the Forward Placement Instruction.
[8]	To be as set forth in the Forward Placement Instruction.

Annex II-8

3.Calculation Agent:

Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder and upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e‑mail to the e‑mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4.Account Details:
(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
5.Offices:
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party
The Office of Dealer for the Transaction is: [New York] [Montrouse, France] [___]
6.Notices: For purposes of this Confirmation:
(a)Address for notices or communications to Counterparty:

Annex II-9

Universal Health Realty Income Trust

Universal Corporate Ctr.

367 S. Gulph Rd.

King of Prussia, Pennsylvania 19406

Attention: Cheryl Ramagano

Telephone: (610) 768-3402

Email: cheryl.ramagano@uhsinc.com

(b)Address for notices or communications to Dealer: [DEALER NAME] [ADDRESS] [ADDRESS] Attention: [___] Telephone: [___] Email: [___]
7.Other Provisions:

(a) Conditions to Effectiveness. The Transaction shall be effective if and to the extent that Shares are sold on or after the Trade Date and on or prior to the Hedge Completion Date by Dealer or the Agent.  If the Sales Agreement is terminated with respect to the Agent prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated with respect to the Agent after any sales of Shares by Dealer or the Agent, this Confirmation shall remain in effect with respect to the number of Shares that had been sold.

(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of the Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement.  Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for the Transaction to comply with the Interpretive Letter.  Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S‑3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to the Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with the Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer (or an affiliate of Dealer). Accordingly, subject to the “Private Placement Procedures” provisions of Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a

Annex II-10

restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under the Transaction.

(iv) Unless the “Private Placement Procedures” provisions of Paragraph 7(h) below are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer (or an affiliate of Dealer) in the course of Dealer’s (or such affiliate’s) hedging activities related to Dealer’s exposure under the Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c) under the Exchange Act. Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (B) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty hereby also agrees that during any Unwind Period, it shall not communicate, directly or indirectly, any Material Non-Public Information (as defined below) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Counterparty or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of the Transaction, “Derivatives

Annex II-11

Personnel” means any employee on the trading side of the [Equity Derivatives Group] of Dealer (or any other person or persons designated from time to time by the Equity Derivatives Group of Dealer).

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (A) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (B) promptly notify Dealer following any such announcement that such announcement has been made and (C) promptly deliver to Dealer following the making of any such announcement information indicating (a) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (b) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction.  In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rule 101(b)(10) or Rule 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of the Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

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(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Section 13 and Section 16 under the Exchange Act and Section 3.14 of the Declaration of Trust.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (A) such as have been obtained under the Securities Act and (B) as may be required to be obtained under state securities laws.

(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (B) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction, (C) is entering into the Transaction for a bona fide business purpose, (D) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing, (E) is entering into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party and (F) has total assets of at least USD 50 million as of the date hereof.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on the advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(xvi) Counterparty acknowledges and agrees that:

(A) during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities to establish, adjust or unwind its hedge position with respect to the Transaction;

(B) Dealer and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transaction;

(D) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Counterparty;

(E) the Transaction is a derivatives transaction in which it has granted Dealer the right, under certain circumstances, to receive cash or Shares, as the case may be; and

(F) Dealer may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Counterparty under the terms of the Transaction.

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(xvii) The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(xviii) Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to materially impair Counterparty’s ability to perform its obligations hereunder.

(xix) Ownership positions of Counterparty’s common shares held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “ownership” by Dealer for the purposes of Section 3.14 of the Declaration of Trust of Counterparty, as may be amended and supplemented from time to time (the “Declaration of Trust”).

(xx) During any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers not to, directly or indirectly (including, without limitation, by means of a derivative instrument), purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) (A) is not able to hedge in a commercially reasonable manner its exposure under the Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (a) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (b) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (c) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (d) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Early Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the “Termination Settlement”  provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares

Annex II-14

are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (B) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (C) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date”; and provided, further, that any determination as to whether (a) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (b) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; and

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”).  For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion.  The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Counterparty, and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (A) the remainder (if any) of such Settlement Shares and (B) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date.  If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(h) Private Placement Procedures. If Counterparty is unable to comply with the “Agreements and Acknowledgments Regarding Shares” provisions of Paragraph 7(d)(ii) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its

Annex II-15

affiliates to securities lenders as described under Paragraph 7(d)(ii) above or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or an affiliate of Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or an affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty, and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer.  In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Dealer hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding anything to the contrary herein or in the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i).  For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Acknowledgements: The parties hereto intend for:

(i) the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(ii) Dealer to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code;

(iii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code; and

(iv) all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(j) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against

Annex II-16

such Indemnified Party arising out of, in connection with, or relating to the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under this Confirmation, the consummation of the Transaction or any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement.  The foregoing provisions shall survive any termination or completion of the Transaction.

(k) Designation by Dealer. Notwithstanding anything to the contrary herein requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(l) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(m) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements or with related policies and procedures applicable to Dealer that generally apply to transactions of a nature and kind similar to the Transaction.

(n) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%.  The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares and each “Number of Shares” (as defined in the applicable Additional Confirmation for each Additional Transaction, if any, and any additional Share Forward Transaction or other equity derivative transaction in which Dealer or its affiliate has a “long” position in the Shares) and (2) the denominator of which is the number of Shares outstanding on such day.

(o) Limit on Beneficial Ownership. Notwithstanding anything to the contrary herein, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any “group” of which Dealer or its affiliates is a part, (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common shares or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership and transfers set forth in Section 3.14 of the Declaration of Trust (the “Counterparty Stock Ownership Restriction”).  Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (A) the Share Amount would exceed the Post-Effective Limit, (B) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (C) Dealer would directly or indirectly so beneficially own in excess of the Exchange Limit or (D) such delivery would result in a violation of the Counterparty Stock Ownership Restriction.  If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery

Annex II-17

shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (a) the Share Amount would not exceed the Post-Effective Limit, (b) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (c) Dealer would not directly or indirectly so beneficially own in excess of the Exchange Limit or (d) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction, as applicable.  In addition, notwithstanding anything to the contrary herein, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the “Counterparty Share Repurchases” provisions of Paragraph 7(n) above, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the “Counterparty Share Repurchases” provisions of Paragraph 7(n) above.

(p) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(q) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that the Transaction is a contract for the issuance of Shares by the Issuer.

(r) Bankruptcy Status. Subject to the “Insolvency Filing” provisions of Paragraph 7(q) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common shareholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(s) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral.  Obligations in respect of the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of the Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(t) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

Annex II-18

(A)	Dealer makes the following representations:
(a) [It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.][9]

(b) [It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]

(c) [It is a “non-U.S. branch of a foreign person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]
(d) [___]
(B)	Counterparty makes the following representations:

(a) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.
(b) It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland.
(c) It is an exempt recipient under Section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(iii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”).  For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv) HIRE Act. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein.  The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction.  For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the

[9]	Insert Dealer’s boilerplate Section 3(f) tax representations

Annex II-19

Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax documentation. For the purposes of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W‑9, or any successor thereto, (A) on or before the date of execution of this Confirmation, (B) promptly upon reasonable demand by Dealer and (C) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, obsolete, or incorrect.  For the purposes of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W‑9 or W-8BEN, or any successor thereto, (a) on or before the date of execution of this Confirmation, (b) promptly upon reasonable demand by Counterparty and (c) promptly upon learning that any such tax form previously provided by Dealer has become invalid, obsolete or incorrect. Additionally, each of Dealer and Counterparty shall, promptly upon request by the other party, provide such other tax forms and documents requested by the other party.

(vi) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Agreement or the Equity Definitions (including, but not limited to, any right arising from any Acceleration Event).

(u) Other Forward(s). Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward,” and collectively, the “Other Forwards”) with one or more alternative forward purchasers.  Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

(v) Waiver of Trial by Jury. EACH OF DEALER AND COUNTERPARTY HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(w) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof.  The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(x) Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions of this Confirmation shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject

Annex II-20

matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or Section 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(y) Counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(z) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity,” and Counterparty shall be deemed a “Counterparty Entity.”  In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph.  In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern.  Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.  For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other.  In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

(aa) [Other Matters. Insert any boilerplate terms or provisions applicable to Dealer]

[Signature Page Follows]

Annex II-21

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[NAME OF DEALER]

By:

Name:

Title:

Annex II-22

Confirmed as of the date first above written:

UNIVERSAL HEALTH REALTY INCOME TRUST

By:

Name:

Title:

Annex II-23

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[___], 20[__]	USD [___]
[___], 20[__]	USD [___]
[___], 20[__]	USD [___]
[___], 20[__]	USD [___]
[___], 20[__][10]	USD [___]

[10]	Schedule to go at least one calendar day beyond the Final Date.

Annex II-24

ANNEX A

FORM OF PRICING SUPPLEMENT

Date:  [__]

To:Universal Health Realty Income Trust

Universal Corporate Ctr.

367 S. Gulph Rd.

King of Prussia, Pennsylvania 19406

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [__] (the “Confirmation”) between Universal Health Realty Income Trust (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [__________];
(b)	the Initial Number of Shares shall be [__________], subject to further adjustment in accordance with the terms of the Confirmation; and
(c)	the Initial Forward Price shall be USD [__________].

Very truly yours,

[DEALER NAME]

By:

Name:

Title:

Confirmed as of the date first above written:

UNIVERSAL HEALTH REALTY INCOME TRUST

By:

Name:

Title:

Annex II-25

Annex III

FORM OF FORWARD PLACEMENT INSTRUCTION

From: Universal Health Realty Income Trust

To: [Agent, Forward Purchaser]

Subject: Forward Placement Notice

Ladies and Gentlemen:

Reference is made to the ATM Equity Offering Sales Agreement, dated June 8, 2020 (the “Sales Agreement”), by and among the Trust, the Advisor, the Agents and the Forward Purchasers. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Annex II (the “Form Confirmation”) of the Sales Agreement.

The Trust desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Trade Date:	[●], 20[●]
Forward Hedge Completion Date Deadline:	[●], 20[●]
Designated Forward Hedge Shares:	[$][●]
Minimum Price per Share:	$[●]
Forward Seller Commission:	[●]%
Spread:	[●]%
Settlement Notice Period for Cash or Net Shares Settlement	[●] Scheduled Trading Days
Initial Stock Loan Fee:	[●]%
Final Date:	[●], 20[●]
Forward Price Reduction Dates / Amounts ($):	[●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●]
Other Deviations from Form Confirmation:	[●]

Very truly yours,

Universal Health Realty Income Trust

By:___________________________________

Name:

Title:

Annex III-1

Accepted as of the date hereof:

[AGENT NAME]

By:
Name:
Title:

[FORWARD PURCHASER NAME]

By:
Name:
Title:

Annex III-2